Exhibit 10.20

                              EMPLOYMENT AGREEMENT
                                   AMENDMENT 1


This will amend the EMPLOYMENT AGREEMENT dated the 4th day of October 2001, by and between ION Networks, Inc., a Delaware corporation, with its principle place of business at 1551 South Washington Avenue, Piscataway, New Jersey 08854, (the "Company") and Kam Saifi residing at 2041 Winding Brook Way, Westfield, NJ 07090 (the "Employee").

Effective the 30th day of September 2002, Section 7, paragraph (b) of the Agreement shall be amended to read as follows:

         (b)      Employee's   employment   may  be   terminated   at  any  time
                  immediately upon written notice by the Company, without "Cause". If Employee is terminated by the Company without "Cause," Employee shall be entitled to a severance payment equal to (i) a payment of salary for the next twelve months as if the Agreement had not been terminated. Employee and Company agree that such severance payment shall also constitute liquidated damages and is a reasonable approximation of Employee's damages as a result of such termination.

 IN WITNESS WHEREOF, the Company and the Employee have duly executed and delivered this Agreement as of the day and year shown above.

                                   ION NETWORKS, INC.



                                   By:               /s/ Stephen M. Deixler
                                            -----------------------------------
                                                     Stephen M. Deixler
                                                     Chairman of the Board


                                                     /s/ Kam Saifi
                                                     Kam Saifi